Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lithium Technology Corporation

Plymouth Meeting, Pennsylvania

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated April 15, 2005 relating to the consolidated financial statements of Lithium Technology Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Philadelphia, Pennsylvania

February 1, 2006